UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2009

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 19, 2009, Rae Ann Werner, our Vice President, Corporate Controller and Chief Accounting Officer, entered into a separation agreement with us, setting forth the terms of her resignation and the transition of her duties and responsibilities. As previously announced, Ms. Werner’s employment with us will terminate on January 8, 2010. The agreement provides that in addition to the continuation of her salary and benefits and the vesting of her equity awards until January 8, 2010 and any payments that will be due and payable to Ms. Werner under our long-term incentive plans on or before such date, Ms. Werner will receive the cash bonus under our cash bonus program for eligible employees for the second half of fiscal 2009 that she would have been entitled to receive had she been employed by us at the time of payment, as required under the program. In exchange for the benefits provided in the agreement, Ms. Werner agreed to release us from all claims. The agreement supersedes the amended and restated employment agreement that Ms. Werner entered into with us effective November 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ PAUL B. BOWMAN
Date: October 23, 2009		Paul B. Bowman
Vice President and Interim Chief Financial Officer